Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Plan Administrator and Plan Participants
San Dimas, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-129873) of American States Water Company of our report dated June 25, 2025, relating to the financial statements and supplemental schedule of the Golden State Water Company Investment Incentive Program which appear in this Form 11-K for the year ended December 30, 2024.

 /s/ BDO USA, P.C.
Denver, Colorado
June 25, 2025

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